EXHIBITS 5.1 AND 23.2

                        SCHNEIDER WEINBERGER & BEILLY LLP
                                Attorneys-at-Law
                    2200 Corporate Boulevard, N.W., Suite 210
                         Boca Raton, Florida 33431-7307
                                                                  Telephone
James M. Schneider, P.A.                                          (561) 362-9595
Steven I. Weinberger, P.A.                                        Facsimile
Roxanne K. Beilly, P.A.                                           (561) 362-9612

                                                     May 13, 2009

GIFT CARD DIGEST CORP.
5100 West Copans Road
Suite 810
Margate, FL 33063

         RE: REGISTRATION STATEMENT ON FORM S-1 (THE "REGISTRATION STATEMENT") GIFT CARD DIGEST CORP. (THE "COMPANY")

Dear Sir or Madam:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration pursuant to the Company's Registration Statement on Form S-1 of 3,000,000 shares of common stock (the "Registerable Shares"), as described in the Registration Statement.

In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation and Bylaws of the Company; (b) resolutions of the Board of Directors of the Company authorizing the issuance of the Registerable Shares; (c) the Registration Statement and the exhibits thereto; (d) the agreements, instruments and documents pursuant to which the Registerable Shares are to be issued; and (e) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of the President of the Company as to the bona fides of the corporate minutes and form of stock certificate and the absence of any documents or actions which would qualify or contradict any of the aforementioned documents.

Based upon and subject to the foregoing, we are of the opinion that the Registerable Shares when issued in accordance with their terms and, upon receipt by the Company of the agreed upon consideration therefor, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                        Sincerely,

                                        SCHNEIDER WEINBERGER & BEILLY LLP

                                        /s/ Schneider Weinberger & Beilly LLP